EXHIBIT 32.1

                               Certification

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of The Bank of New York Company, Inc. (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 8, 2006

                                                /s/ Bruce W. Van Saun
                                                ---------------------
                                                Name: Bruce W. Van Saun
                                                Title: Chief Financial Officer


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.